Exhibit 99.2

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider the following risk factors before making an investment decision with respect to our common shares. For more information about our company, please refer to the prospectus (our “IPO prospectus”) included in our Registration Statement on Form S-11, filed October 7, 2010 (Registration No. 333-160562), which can be accessed at the SEC’s website (www.sec.gov).

If any of the following risks occurs, our business, financial condition or results of operation could be materially and adversely affected. If this were to happen, we may be unable to make distributions to our shareholders, the market value of our common shares could decline significantly, and you may lose some or all of your investment. In connection with the forward-looking statements that appear in our periodic reports on Form 10-Q and Form 10-K, our Current Reports on Form 8-K and our other disclosure documents, you should also carefully review the cautionary statements referred to in such reports and other disclosure documents under “Special Note Regarding Forward-Looking Statements.”

Risks Related To Our Business

Difficult conditions in the mortgage and residential real estate markets have caused and may cause us to experience losses and these conditions may persist for the foreseeable future.

Our business is materially affected by conditions in the residential mortgage market, the residential real estate market, the financial markets and the economy generally. Concerns about the residential mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit have contributed to increased volatility and diminished expectations for the economy and markets going forward. The residential mortgage market has been severely affected by changes in the lending landscape, the severity of which was largely unanticipated by the markets. There is no assurance that this market has stabilized or that it will not worsen.

For now (and for the foreseeable future), homeowner access to residential mortgage loans has been substantially limited. While the limitation on financing was initially in the subprime mortgage market, it also materially affected the prime jumbo and Alt-A mortgage market, with lending standards having become significantly more stringent than in recent periods and many product types being severely curtailed or eliminated. This financing limitation has had an impact on new demand for homes, has compressed home ownership rates and is weighing heavily on home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. Furthermore, investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities and various other assets that we acquire has been negatively impacted by the continued adverse developments in the broader residential mortgage market, which has caused the values of these assets to experience high volatility. The further deterioration of the mortgage market and investor perception of the risks associated with RMBS, residential mortgage loans, real estate-related securities and various other assets that we acquire may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

No assurance can be given that the actions taken by the Federal Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, for the purpose of stabilizing the financial and credit markets will achieve their intended effect, or will benefit our business, and further government or market developments could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

In response to the issues affecting the banking system and financial and housing markets, the Federal Government, including the Federal Reserve and the Treasury, and other governmental and regulatory bodies, have taken a number of initiatives intended to bolster the banking system and the financial and housing markets. For a description of some of these initiatives, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments” in our IPO prospectus and in our future Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

In many cases, the effects of the actions taken by the Federal Government and governmental entities and regulatory bodies remain uncertain. Furthermore, the scope and nature of many of these and other actions are unknown and will continue to evolve. No assurance can be given that these initiatives will have the intended beneficial impact on the banking system, financial market or housing market. To the extent the markets do not respond favorably to these initiatives or if these initiatives do not function as intended, the pricing, supply, liquidity and value of our assets and the availability of financing on attractive terms may be materially adversely affected and our business may not receive the intended positive impact from these actions. There can also be no assurance that we will be eligible to participate in programs established by the Federal Government and other governmental and regulatory bodies, or if we are eligible to participate, that we will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to stimulate the market for certain of our targeted assets, the establishment of these programs may result in increased competition for our targeted assets. In addition, the Federal Government and other governmental and regulatory bodies have taken or are considering taking other actions in the wake of the financial crisis and its aftermath. We cannot predict whether or when such actions may occur, and such actions could have a material adverse impact on our business, results of operations and financial condition and our ability to make distributions to our shareholders.

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the Federal Government, may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The payments we receive on our Agency RMBS depend upon a steady stream of payments on the underlying mortgages and such payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Fannie Mae and Freddie Mac are GSEs but their guarantees are not backed by the full faith and credit of the United States. Ginnie Mae, which guarantees MBS backed by federally insured or guaranteed loans primarily consisting of loans insured by the Federal Housing Administration, or FHA, or guaranteed by the Department of Veterans Affairs, or VA, is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.

In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the recent credit market disruption, the United States Congress and the Treasury undertook a series of actions to stabilize these GSEs and the financial markets generally, including the enactment of the Housing and Economic Recovery Act of 2008, or the HERA, on July 30, 2008. These actions include steps taken by the Treasury to capitalize and provide financing to Fannie Mae and Freddie Mac. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends and Recent Market Developments” in our IPO prospectus and in our future Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

Shortly after Fannie Mae and Freddie Mac were placed in federal conservatorship, the Secretary of the Treasury, in announcing the actions, noted that the guarantee structure of Fannie Mae and Freddie Mac required examination and that changes in the structures of the entities were necessary to reduce risk to the financial system. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements or even eliminated. Under this conservatorship, Fannie Mae and Freddie Mac are required to reduce the amount of mortgage loans they own or for which they provide guarantees on Agency RMBS. Moreover, any changes to the nature of the guarantees provided by, or laws affecting, Fannie Mae, Freddie Mac and Ginnie Mae could materially adversely affect the credit quality of the guarantees, could increase the risk of loss on purchases of Agency RMBS issued by these GSEs and could have broad adverse market implications for the Agency RMBS they currently guarantee. Any action that affects the credit quality of the guarantees provided by Fannie Mae, Freddie Mac and Ginnie Mae could materially adversely affect the value of our Agency RMBS.

The Treasury could also stop providing financial support for Fannie Mae and Freddie Mac in the future. The substantial financial assistance provided by the Federal Government to Fannie Mae and Freddie Mac, especially in the course of their being placed into conservatorship and thereafter, together with the substantial financial assistance provided by the Federal Government to the mortgage-related operations of other GSEs and government agencies, such as the FHA, the VA, and Ginnie Mae, has stirred debate among many federal policymakers over the continued role of the Federal Government in providing such financial support for the mortgage-related GSEs in particular, and for the mortgage and housing markets in general. In August 2010, the Obama administration hosted a major conference on the future of housing finance, which included a discussion regarding the future of Fannie Mae and Freddie Mac, with the intended goal of developing a comprehensive housing finance reform proposal for delivery to Congress by January 2011. Each of Fannie Mae, Freddie Mac and Ginnie Mae could be dissolved and the Federal Government could determine to stop providing liquidity support of any kind to the mortgage market. If Fannie Mae, Freddie Mac or Ginnie Mae were eliminated, or their structures were to change radically or the Federal Government significantly reduced its support for any or all of them, we may be unable or significantly limited in our ability to acquire Agency RMBS, which would drastically reduce the amount and type of Agency RMBS available for purchase which, in turn, could materially adversely affect our ability to maintain our exclusion from regulation as an investment company under the Investment Company Act.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, our targeted assets.

In the second half of 2008, the Federal Government, through FHA and the Federal Deposit Insurance Corporation, or FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. It is likely that loan modifications would result in interest rate reductions or principal reductions on the mortgage loans that back our RMBS. However, it is also likely that loan modifications would result in increased prepayments on some RMBS. See below “—Prepayment rates can change, adversely affecting the performance of our assets,” for information relating to the impact of prepayments on our business.

In addition, members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. Under such an amendment, the bankruptcy judge would have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if such modifications are in the best interests of the holders of the related RMBS and such modifications are done in accordance with the terms of the relevant agreements. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the related RMBS on an ongoing basis.

These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, our assets which, in turn, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

Congress and various state and local legislatures are considering, and in the future may consider, legislation, which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process, and would allow judicial modification of loan principal in the event of personal bankruptcy. We cannot predict whether or in what form Congress or the various state and local legislatures may enact legislation affecting our business or whether any such legislation will require us to change our practices or make changes in our portfolio in the future. These changes, if required, could materially adversely affect our business, results of operations and financial condition and our ability to make distributions to our shareholders, particularly if we make such changes in response to new or amended laws, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process.

The principal and interest payments on our non-Agency RMBS are not guaranteed by any entity, including any government entity or GSE, and, therefore, are subject to increased risks, including credit risk.

Our portfolio includes non-Agency RMBS which are backed by residential mortgage loans that do not conform to the Fannie Mae or Freddie Mac underwriting guidelines, including subprime, Alt-A and prime jumbo mortgage loans. See “Business—Our Targeted Asset Classes” in our IPO prospectus for a detailed description of our assets. Consequently, the principal and interest on non-Agency RMBS, unlike those on Agency RMBS, are not guaranteed by GSEs such as Fannie Mae and Freddie Mac or, in the case of Ginnie Mae, the Federal Government.

Non-Agency RMBS are subject to many of the risks of the respective underlying mortgage loans. Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their mortgage loans.

In the event of defaults under mortgage loans backing any of our non-Agency RMBS, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Additionally, in the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. If borrowers default on the mortgage loans backing our non-Agency RMBS and we are unable to recover any resulting loss through the foreclosure process, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

Ellington Financial Management, LLC (our “Manager”), relies on the analytical models (both proprietary and third-party models) of Ellington Management Group, L.L.C. (“Ellington”), and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions and also in connection with our asset management activities. If Ellington’s models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon could expose us to potential risks. Our Manager’s reliance on Ellington’s models and data may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

•	collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

•	information about collateral may be incorrect, incomplete or misleading;

•

collateral or RMBS historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g. different RMBS issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); and

•	collateral or RMBS information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or mortgage default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices, or deep economic recessions or depressions), such models must employ greater degrees of extrapolation, and are therefore more speculative and of more limited reliability.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is inputted correctly, “model prices” will often differ substantially from market prices, especially for securities with complex characteristics or whose values are particularly sensitive to various factors. If our market data inputs are incorrect or our model prices differ substantially from market prices, our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected.

Valuations of some of our assets are inherently uncertain, may be based on estimates, may fluctuate over short periods of time and may differ from the values that would have been used if a ready market for these assets existed. As a result, the values of some of our assets are uncertain.

The values of some of the assets in our portfolio are not readily determinable. We value these assets quarterly at fair value, as determined in good faith by our Manager, subject to the oversight of the valuation subcommittee of the Manager’s investment and risk management committee as well as the oversight of the independent members of our board of directors, and changes in the fair value of our assets directly impact our net income. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our Manager’s determinations of fair value may differ from the values that would have been used if a ready market for these assets existed or from the prices at which trades occur. Furthermore, we do not obtain third party valuations for all of our assets. Our Manager’s determination of fair value has a material impact on our net earnings through recording unrealized appreciation or depreciation of investments.

While in many cases our Manager’s determination of the fair value of our assets is based on valuations provided by third-party dealers and pricing services, our Manager can and does value assets based upon its judgment and such valuations may differ from those provided by third-party dealers and pricing services. Valuations of certain assets are often difficult to obtain or are unreliable. In general, dealers and pricing services heavily disclaim their valuations. Additionally, dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Higher valuations of our assets have the effect of increasing the amount of base management fees and incentive fees we pay to our Manager. Therefore, conflicts of interest exist because our Manager is involved in the determination of the fair value of our assets. The valuation process has been particularly difficult recently as market events have made valuations of certain assets more difficult and unpredictable and the disparity of valuations provided by third-party dealers has widened.

Our business, financial condition and results of operations and our ability to make distributions to our shareholders could be materially adversely affected if our Manager’s fair value determinations of these assets were materially higher than the values that would exist if a ready market existed for these assets.

We depend on third-party service providers, including mortgage servicers, for a variety of services related to our non-Agency RMBS, and we intend to utilize third-party service providers if we acquire pools of whole mortgage loans. We are, therefore, subject to the risks associated with third-party service providers.

We depend on a variety of services provided by third-party service providers related to our non-Agency RMBS, and we will depend on similar services should we acquire pools of whole mortgage loans. We rely on the mortgage servicers who service the mortgage loans backing our non-Agency RMBS to, among other things, collect principal and interest payments on the underlying mortgages and perform loss mitigation services. Our mortgage servicers and other service providers to our non-Agency RMBS, such as trustees, bond insurance providers and custodians, may not perform in a manner that promotes our interests. In addition, recent legislation intended to reduce or prevent foreclosures through, among other things, loan modifications may reduce the value of mortgage loans backing our non-Agency RMBS or whole mortgage loans that we acquire, and mortgage servicers may be incentivized by the Federal Government to pursue such loan modifications, as well as forbearance plans and other actions intended to prevent foreclosure, even if such loan modifications and other actions are not in the best interest of the holder of the mortgage loan. In addition to the recent legislation that creates financial incentives for mortgage loan servicers to modify loans and take other actions that are intended to prevent foreclosures, legislation has recently been adopted that creates a safe harbor from liability to creditors for servicers that undertake loan modifications and other actions that are intended to prevent foreclosures. As a result of these recent legislative actions, the mortgage loan servicers on which we rely may not perform in our best interests or up to our expectations. If our third-party service providers do not perform as expected, our business, financial condition and results of operations and ability to make distributions to our shareholders may be materially adversely affected.

We rely on mortgage servicers for our loss mitigation efforts, and we also may engage in our own loss mitigation efforts with respect to whole mortgage loans we may purchase. Such loss mitigation efforts may be unsuccessful or not cost effective.

Both default frequency and default severity of mortgage loans is highly dependent on the quality of the mortgage servicer. We depend on the loss mitigation efforts of mortgage servicers and in some cases “special servicers,” which are mortgage servicers who specialize in servicing non-performing loans. If mortgage servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers are far less likely to make those payments. In addition, if we purchase pools of whole mortgage loans, we may engage in our own loss mitigation efforts in addition to the efforts of the mortgage servicers, including more hands-on mortgage servicer oversight and management, borrower refinancing solicitations, as well as other efforts. Our and our mortgage servicers’ loss mitigation efforts may be unsuccessful in limiting delinquencies, defaults and losses, or may not be cost effective, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

To the extent that due diligence is conducted on potential assets, especially non-Agency RMBS or pools of whole mortgage loans, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.

Before acquiring non-Agency RMBS or pools of whole mortgage loans, our Manager may decide to conduct (either directly or using third parties) certain due diligence. Such due diligence may include (i) an assessment of the strengths and weaknesses of the originators or services of the related mortgage loans, (ii) a review of all or merely a subset of the related individual mortgage loans in order to, among other things, assess the accuracy or reasonableness of certain loan-level information, and to estimate current loan-to-value ratios by obtaining updated property appraisals or otherwise, or (iii) other reviews that our Manager may deem appropriate to conduct. There can be no assurance that our Manager will conduct any specific level of due diligence, or that, among other things, our Manager’s due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which, in turn, could adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our assets include subordinated and lower-rated securities that generally have greater risks of loss than senior and higher-rated securities.

Certain securities that we acquire are deemed by rating companies to have substantial vulnerability to default in payment of interest and/or principal. Other securities we acquire have the lowest quality ratings or are unrated. Many RMBS or ABS that we acquire are subordinated in cash flow priority to other more “senior” securities of the same securitization. The risks of defaults on the underlying mortgages or assets are severely magnified in subordinated securities. Certain subordinated securities (“first loss securities”) absorb all losses from default before any other class of securities is at risk. Such securities therefore possess some of the attributes typically associated with equity securities. Also, the risk of declining real estate values, in particular, is amplified in subordinated RMBS, as are the risks associated with possible changes in the market’s perception of the entity issuing or guaranteeing them, or by changes in government regulations and tax policies. Accordingly, these securities may experience significant price and performance volatility relative to more senior securities and they are subject to greater risk of loss than more senior securities which, if realized, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Prepayment rates can change, adversely affecting the performance of our assets.

The frequency at which prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) occur on mortgage loans underlying RMBS is affected by a variety of factors, including the prevailing level of interest rates as well as economic, demographic, tax, social, legal, and other factors. Generally, borrowers tend to prepay their mortgages when prevailing mortgage rates fall below the interest rates on their mortgage loans. Many of the mortgage loans underlying our existing RMBS were originated in a relatively higher interest rate environment than currently in effect and, thus, could be prepaid if borrowers are eligible for refinancings.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster-than-anticipated prepayments because the above-market coupon that such premium securities carry will be earned for a shorter period of time. Generally, “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower-than-anticipated prepayments. Since many RMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these RMBS may be adversely affected by changes in prepayments in any interest rate environment.

During the first quarter of 2010, each of Fannie Mae and Freddie Mac announced that it would significantly increase its repurchase of mortgage loans that are 120 or more days delinquent from mortgage pools backing Freddie Mac guaranteed RMBS or Fannie Mae guaranteed RMBS, as applicable. The initial effect of these repurchases was similar to a one-time or short-term increase in mortgage prepayment rates. The ongoing magnitude of the effect of these repurchases on a particular Agency RMBS depends upon the composition of the mortgage pool underlying each Agency RMBS, although for many Agency RMBS the effect has been, and we expect will continue to be, significant.

The adverse effects of prepayments may impact us in various ways. First, particular investments may experience outright losses, as in the case of IOs and IIOs in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to any hedges that our Manager may have constructed for these assets, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many RMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. Furthermore, to the extent that faster prepayment rates are due to lower interest rates, the principal payments received from prepayments will tend to be reinvested in lower-yielding assets, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates our business, financial condition and results of operations and ability to make distributions to our shareholders could be materially adversely affected.

Changes in interest rates could negatively affect the value of our assets, and increase the risk of default on our assets.

Currently, our assets primarily consist of RMBS. Most RMBS, especially most fixed-rate RMBS and most RMBS backed by fixed-rate mortgage loans, decline in value when long-term interest rates increase. Even in the case of Agency RMBS, the guarantees provided by GSEs do not protect us from declines in market value caused by changes in interest rates. In the case of RMBS backed by ARMs, increases in interest rates can lead to increases in delinquencies and defaults as borrowers become less able to make their mortgage payments following interest payment resets. At the same time, an increase in short-term interest rates would increase the amount of interest owed on our reverse repos.

RMBS backed by ARMs are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase over the life of the security. Our borrowings typically are not subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while interest rate caps could limit the interest rates on our RMBS backed by ARMs. This problem is magnified for RMBS backed by ARMs and hybrid ARMs that are not fully indexed. Further, some RMBS backed by ARMs and hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, the payments we receive on RMBS backed by ARMs and hybrid ARMs may be lower than the related debt service costs. These factors could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Residential whole mortgage loans, including subprime residential mortgage loans and non-performing and sub-performing residential mortgage loans, are subject to increased risks.

We may acquire and manage pools of residential whole mortgage loans. Residential whole mortgage loans, including subprime mortgage loans and non-performing and sub-performing mortgage loans, are subject to increased risks of loss. Unlike Agency RMBS, whole mortgage loans generally are not guaranteed by the Federal Government or any GSE, though in some cases they may benefit from private mortgage insurance. Additionally, by directly acquiring whole mortgage loans, we do not receive the structural credit enhancements that benefit senior tranches of RMBS. A whole mortgage loan is directly exposed to losses resulting from default. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the priority and enforceability of the lien will significantly impact the value of such mortgage. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.

Whole mortgage loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property.

Commercial mortgage loans are subject to risks of delinquency and foreclosure and risks of loss that may be greater than similar risks associated with residential mortgage loans.

We may acquire CMBS backed by commercial mortgage loans or directly acquire commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with residential mortgage loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. If we incur losses on CMBS, or commercial mortgage loans, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

Our real estate assets are subject to risks particular to real property.

We own assets secured by real estate and may own real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate assets are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

The occurrence of any of the foregoing or similar events may reduce our return from an affected property or asset and, consequently, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If we acquire and subsequently re-sell any whole mortgage loans, we may be required to repurchase such loans or indemnify investors if we breach representations and warranties.

If we acquire and subsequently re-sell any whole mortgage loans, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements and terms of any securitizations into which we sell loans will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We engage in short selling transactions, which may subject us to additional risks.

Many of our hedging transactions, and occasionally our investment transactions, are short sales. Short selling involves selling securities that are not owned and typically borrowing the same securities for delivery to the purchaser, with an obligation to repurchase the borrowed securities at a later date. Short selling allows the investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale may create the risk of an unlimited loss, in that the price of the underlying security might theoretically increase without limit, thus increasing the cost of repurchasing the securities. There can be no assurance that securities sold short will be available for repurchase or borrowing. Repurchasing securities to close out a short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

We leverage certain of our assets, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We currently leverage certain of our assets through borrowings under reverse repos. The degree of leverage we employ may increase substantially in the future. Leverage can enhance our potential returns but can also exacerbate losses. Market conditions could cause our financing costs to increase relative to the income earned from our assets. To the extent that we cannot meet our debt service obligations, we risk the loss of some or all of our assets to forced liquidation in order to satisfy our debt obligations.

If our financing costs increase relative to the income earned from our assets or we are unable to satisfy our debt service obligations, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

Our access to financing sources, which may not be available on favorable terms, or at all, especially in light of current market conditions, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We depend upon the availability of adequate capital and financing sources to fund our operations. However, as previously discussed, the capital and credit markets recently experienced unprecedented levels of volatility and disruption which exerted downward pressure on stock prices and credit capacity for lenders. If these levels of market volatility and disruption recur, it could materially adversely affect one or more of our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing, or to increase the costs of that financing, or to become insolvent, as was the case with Lehman Brothers. Moreover, we are currently party to reverse repos of a short duration and there can be no assurance that we will be able to roll over these borrowings on favorable terms, if at all. In the event we are unable to roll over our reverse repos, it may be more difficult for us to obtain debt financing on favorable terms or at all. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Under current market conditions, securitizations are generally unavailable, which has also limited borrowings under warehouse facilities and other credit facilities that are intended to be refinanced by such securitizations. Consequently, depending on market conditions at the relevant time, we may have to rely on additional equity issuances to meet our capital and financing needs, which may be dilutive to our shareholders, or we may have to rely on less efficient forms of debt financing that consume a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our shareholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.

Some of our assets are fixed-rate securities or have a fixed rate component (such as hybrid ARMs). This means that the interest we earn on these assets will not vary over time based upon changes in a short-term interest rate index. Although the interest we earn on our RMBS backed by ARMs generally will adjust for changing interest rates, the interest rate adjustments may not occur as quickly as the interest rate adjustments to any related reverse repos. Therefore, to the extent we finance our assets with reverse repos or other types of floating rate debt, the interest rate indices and repricing terms of our assets and their funding sources will create an interest rate mismatch between our assets and liabilities. Additionally, our RMBS backed by ARMs will generally be subject to interest rate caps, which potentially could cause such RMBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. The use of interest rate hedges also will introduce the risk of other interest rate mismatches and exposures, as will the use of other financing techniques. During periods of changing interest rates, these mismatches could cause our business, financial condition and results of operations and ability to make distributions to our shareholders to be materially adversely affected.

Our lenders may require us to provide additional collateral, especially when the market values for our assets decline, which may restrict us from leveraging our assets as fully as desired, force us to liquidate assets, reduce our liquidity, and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our reverse repos allow the lenders, to varying degrees, to determine an updated market value of the collateral to reflect current market conditions. If the market value of the collateral declines in value, we may be required by the lender to provide additional collateral or pay down a portion of the funds advanced on minimal notice, which is known as a margin call. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets. Additionally, in order to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations, financial condition, and may impair our ability to make distributions. We receive margin calls from our lenders from time to time in the ordinary course of business similar to other entities in the specialty finance business. In the event we do not have sufficient liquidity to satisfy these margin calls, lending institutions can accelerate our indebtedness, increase our borrowing rates, liquidate our collateral and terminate our ability to borrow. A significant increase in margin calls could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders, and could increase our risk of insolvency.

Further, lenders may require us to maintain a certain amount of cash that is not invested or to set aside non-leveraged assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our portfolio as fully as we would prefer, which could reduce our return on equity. In the event that we are unable to meet these collateral maintenance obligations, then, as described above, our financial condition could deteriorate rapidly.

Our rights under our reverse repos are subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders.

In the event of our insolvency or bankruptcy, certain reverse repos may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on and/or liquidate the collateral pledged under such agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repo, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a reverse repo or to be compensated for any damages resulting from the lenders’ insolvency may be further limited by those statutes. These claims would be subject to significant delay and costs to us and, if and when received, may be substantially less than the damages we actually incur.

The terms and conditions of the Legacy Loans Program established under PPIP have not been finalized and there is no assurance that the final terms will enable us to participate in the Legacy Loans Program in a manner consistent with our investment strategy or benefit from the Legacy Loans Program.

Although the Treasury and the FDIC released a summary of proposed terms and conditions for the Legacy Loans Program and the FDIC has conducted several sales of receivership assets since the summer of 2009, the Treasury and the FDIC have not released the final terms and conditions governing this program. Furthermore the proposed terms do not address the specific terms and conditions relating to, among other things: the FDIC-guaranteed debt to be issued by participants in the Legacy Loans Program and the warrants that the Treasury will receive under the Legacy Loans Program if it makes an equity investment in a Public-Private Investment Fund, or PPIF. If and when the final terms and conditions are released, there is no assurance that we will benefit from this program or that the final terms will enable us to participate in the Legacy Loans Program in a manner that is consistent with our strategy, or at all.

Governmental regulation of participants in Federal Government programs could materially adversely affect our ability to participate in such programs and may impose various restrictions on our business or on our investors.

The Federal Government may from time to time establish or change requirements applicable to participants in the various programs that have been established by the Federal Government, such as the PPIP. Furthermore, the Federal Government may seek to modify the requirements applicable to participants in such programs after their initial participation. There can be no assurance that the U.S. Congress or regulatory bodies will not seek such modifications or impose new restrictions and/or taxes and penalties on participants in such programs, possibly even with retroactive effect. Even without action taken by the U.S. Congress or regulatory bodies, if a perception develops that there is or could be a Congressional or regulatory focus on participants in the various Federal Government programs, market participants may become apprehensive or refuse to participate in such programs. If this were to occur, the intended benefits of such programs may not materialize, which could significantly diminish the value of our assets. While it is not possible for us to predict what types of new laws or regulations could be imposed on us or how they may affect us or our investors, it may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Some of our lending and derivative counterparties may cease doing business with us or may become insolvent, which would adversely affect our ability to obtain financing readily or on favorable terms and enter into derivatives or may expose us to losses on our derivatives.

The ongoing downturn in the economy and stress within the financial industry may cause some of our lenders and the counterparties to our derivative positions to cease doing business with us, or to become insolvent, as was the case with Lehman Brothers. In the event one or more of our lenders cease doing business with us or becomes insolvent, it may be more difficult for us to obtain additional debt financing on favorable terms or at all. We also are exposed to the risk of loss associated with the insolvency of our lending and derivatives counterparties, including the risk that we may incur significant costs in attempting to recover any collateral held with such counterparties and the risk that we may not be able to recover such collateral in a timely manner or at all. Any of these events could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Hedging against credit events and interest rate changes and other risks may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We opportunistically pursue various hedging strategies to seek to reduce our exposure to losses from adverse credit events and other factors. Hedging against a decline in the values of our portfolio positions does not prevent losses if the values of such positions decline, or eliminate the possibility of fluctuations in the value of our portfolio. Hedging transactions generally will limit the opportunity for gain if the values of our portfolio positions should increase. Further, certain hedging transactions could result in our experiencing significant losses. Moreover, at any point in time we may choose not to hedge all or a portion of these risks, and we generally will not hedge those risks that we believe are appropriate for us to take at such time, or that we believe would be impractical or prohibitively expensive to hedge. Even if we do choose to hedge certain risks, for a variety of reasons we generally will not seek to establish a perfect correlation between our hedging instruments and the risks being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. Our hedging activity will vary in scope based on the composition of our portfolio, our market views, and changing market conditions, including the level and volatility of interest rates. When we do choose to hedge, hedging may fail to protect or could materially adversely affect us because, among other things:

•

our Manager may fail to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the assets in the portfolio being hedged;

•	our Manager may fail to recalculate, re-adjust and execute hedges in an efficient and timely manner;

•	the hedging transactions may actually result in poorer over-all performance for us than if we had not engaged in the hedging transactions;

•	credit hedging can be expensive, particularly when the market is forecasting future credit deterioration and when markets are more illiquid;

•	interest rate hedging can be expensive, particularly during periods of volatile interest rates;

•	available hedges may not correspond directly with the risks for which protection is sought;

•	the durations of the hedges may not match the durations of the related assets or liabilities being hedged;

•

many hedges are structured as over-the-counter contracts with counterparties whose creditworthiness is not guaranteed, raising the possibility that the hedging counterparty may default on their payment obligations; and

•	to the extent that the creditworthiness of a hedging counterparty deteriorates, it may be difficult or impossible to terminate or assign any hedging transactions with such counterparty.

For these and other reasons, our hedging activity may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Hedging instruments and other derivatives, including credit default swaps, historically have not, in many cases, been traded on regulated exchanges, or been guaranteed or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

Hedging instruments and other derivatives, including credit default swaps, involve risk because they historically have not, in many cases, been traded on regulated exchanges and have not been guaranteed or regulated by any U.S. or foreign governmental authorities. Consequently, for these instruments there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. Our Manager is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Furthermore, our Manager has only a limited internal credit function to evaluate the creditworthiness of its counterparties, mainly relying on its experience with such counterparties and their general reputation as participants in these markets. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default under the hedging agreement. Default by a party with whom we enter into a hedging transaction, such as occurred with Lehman Brothers, may result in losses and may force us to re-initiate similar hedges with other counterparties at the then-prevailing market levels. Generally we will seek to reserve the right to terminate our hedging transactions upon a counterparty’s insolvency, but absent an actual insolvency, we may not be able to terminate a hedging transaction without the consent of the hedging counterparty, and we may not be able to assign or otherwise dispose of a hedging transaction to another counterparty without the consent of both the original hedging counterparty and the potential assignee. If we terminate a hedging transaction, we may not be able to enter into a replacement contract in order to cover our risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and therefore we may be required to maintain any hedging position until exercise or expiration, which could materially adversely affect our business, financial condition and results of operations.

The U.S. Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could materially adversely affect our business, financial condition and results of operation and our ability to make distributions to our shareholders.

We may change our asset acquisition strategy, hedging strategy and, asset allocation and operational and management policies without shareholder consent, which may result in the purchase of riskier assets and materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may change our asset acquisition strategy, hedging strategy and asset allocation and operational and management policies at any time without the consent of our shareholders, which could result in our purchasing assets or entering into hedging transactions that are different from, and possibly riskier than, the assets and hedging transactions described in this prospectus. A change in our asset acquisition or hedging strategy may increase our exposure to real estate values, interest rates and other factors. A change in our asset allocation could result in us purchasing assets in classes different from those described in this prospectus. Our board of directors determines our operational policies and may amend or revise our policies, including those with respect to our acquisitions, growth, operations, indebtedness, capitalization and distributions or approve transactions that deviate from these policies without a vote of, or notice to, our shareholders. Operational policy changes could materially adversely affect our business, financial condition and results of operations and ability to make distributions to our shareholders.

We may invest in more liquid, lower-yielding assets before the net proceeds of our initial public offering or of future capital raising transactions are fully invested in assets meeting our investment objectives.

We expect to take up to three months to fully deploy the net proceeds from our initial public offering in a portfolio satisfying our general objectives and policies, subject to the availability of appropriate opportunities to acquire assets. However, there can be no assurance that sufficient suitable opportunities will be available to adhere to this time frame. As a result, the initial return on your investment may be lower than when our portfolio is fully invested in assets meeting our long-term investment objectives and policies.

Until appropriate assets can be identified and purchased, our Manager may invest the net proceeds of our initial public offering in interest-bearing, short-term investments, including money market accounts. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets. Furthermore, when we raise additional capital in the future, it is likely that we will invest the net proceeds of such future capital raising transactions in interest-bearing, short-term investments, including money market accounts that provide a lower net return than we will seek to achieve from our targeted assets.

We may not realize income or gains from our assets.

We acquire assets to generate both current income and capital appreciation. The assets we acquire may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we purchase may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our acquired assets. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

We or Ellington or its affiliates may be subject to adverse legislative or regulatory changes.

At any time, laws or regulations that impact our business, or the administrative interpretations of those laws or regulations, may be enacted or amended. For example, on July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, which requires, among other things, significant revisions to and strengthening of the legal and regulatory framework for derivatives and the issuance of asset-backed securities, including RMBS. However, as is frequently the case for regulatory reform legislation of this breadth, the legislation itself is only the starting point. The Dodd-Frank Act directs various regulatory bodies to draft, adopt and implement more than 240 regulations, many of which will influence dramatically the scope, substance and practical impact of the Dodd-Frank Act. In addition, the Dodd-Frank Act calls for various government bodies and agencies to complete an aggregate of almost 70 studies regarding a broad range of issues concerning the financial services industry that were raised during the legislative process. Moreover, regulatory bodies may also elect to exercise permissive rulemaking authority with respect to various provisions of the Dodd-Frank Act. Accordingly, while some aspects of the Dodd-Frank Act will be effective immediately, other aspects of this legislation will unfold in future months or years.

We cannot predict when or if any new law, regulation or administrative interpretation, including those related to the Dodd-Frank Act, such as increased regulatory oversight of derivative transactions, or any amendment to any existing law, regulation or administrative interpretation, will be adopted or promulgated or will become effective. Additionally, the adoption or implementation of any new law, regulation or administrative interpretation, or any revisions in these laws, regulations or administrative interpretations, including those related to the Dodd-Frank Act, could cause us to change our portfolio, could constrain our strategy or increase our costs. We could be adversely affected by any change in, or any new, law, regulation or administrative interpretation.

We or Ellington or its affiliates may be subject to regulatory inquiries or proceedings.

At any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager. For example, in the last several years, Ellington and its affiliates have received, and we expect in the future may receive, inquiries and requests for documents and information from various federal, state and foreign regulators, including the following:

In June 2007, Ellington received an informal inquiry from the SEC requesting documents and other information relating to trading in credit default swaps on the ABX indices. Ellington provided documents to the SEC staff in August 2007 and Ellington has had no communication with the SEC on the matter since that time.

In November 2006, Ellington received a request from the SEC that it produce documents relating to trading of collateralized mortgage obligations, or CMOs, between Ellington and a third party broker-dealer as well as individuals associated with that broker-dealer, and Ellington produced documents to the SEC consistent with that request. In July 2007, Ellington received a subpoena from the SEC requesting documents relating to trading in CMOs by these individuals and firms they were affiliated with, including that broker-dealer. Ellington responded to that subpoena in August 2007, and has had no communication with the SEC on the matter since that time. The SEC filed complaints in May 2009 and December 2009 against, respectively, certain former employees of the broker-dealer, and the broker-dealer and its CEO, alleging fraud in their marketing of CMOs to their clients.

In August 2007, Ellington received a subpoena from the New York Attorney General, or the NYAG, requesting documents and other information from Ellington about its and its affiliates’ mortgage loan servicing activities. Ellington informed the NYAG that it did not engage in mortgage loan servicing. Ellington subsequently received subpoenas for documents and information relating to Ellington’s residual or equity interests in mortgage securitization trusts; communications with and information received from mortgage servicers relating to these trusts and their underlying mortgage loans; and trading in bonds of these trusts and related credit default swaps, and for documents and other information relating to communications with and information received from one of its vendors, which had performed asset surveillance for Ellington on these trusts. Ellington completed its response to the NYAG subpoenas in June 2008 and has had no communication with the NYAG since that time.

In March 2008, Ellington received a subpoena from the SEC requesting documents and other information relating primarily to CDOs underwritten during 2007 and 2008 by a particular investment bank and for which Ellington acted as collateral manager. Ellington provided an initial response to the subpoena in April 2008 and finished its production in May 2009. Ellington has had no communication with the SEC on the matter since that time.

In August 2009, Ellington and one of its affiliates received subpoenas from the SEC seeking documents and information regarding certain structuring, sales and marketing practices in the CDO market. The subpoenas sought documents and details regarding CDOs in which Ellington or its affiliates participated during 2006 and 2007. Ellington finished its production in response to the subpoenas in November 2009, responded to subsequent requests by the SEC for clarifications with respect to some of the information that Ellington produced to the SEC and intends to cooperate with any further requests.

In May 2010, Ellington received a request for documents and responses to interrogatories from the Financial Crisis Inquiry Commission, or the FCIC, a commission recently formed to examine the causes of the current financial and economic crisis in the United States and report thereon to the Congress and the President, relating to Ellington’s CDO business during the period from January 2000 through the present. Ellington produced documents on May 28, 2010 in response to the FCIC’s request and intends to cooperate with any further requests.

We can give no assurances that regulatory inquiries such as those discussed above will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. We believe the scrutiny of CDO market participants in particular (including large CDO collateral managers such as Ellington) has intensified recently. We believe this intensified scrutiny increases the risk of additional inquiries and requests from regulatory or enforcement agencies. In the event regulatory inquiries such as those discussed above were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We operate in a highly competitive market.

Our profitability depends, in large part, on our ability to acquire targeted assets at favorable prices. We compete with a number of entities when acquiring our targeted assets, including mortgage REITs, financial companies, public and private funds, commercial and investment banks and residential and commercial finance companies. We may also compete with (i) the Federal Reserve and the Treasury to the extent they purchase assets in our targeted asset classes and (ii) companies that partner with and/or receive financing from the Federal Government, including PPIP participants. Many of our competitors are substantially larger and have considerably greater access to capital and other resources than we do. Furthermore, new companies with significant amounts of capital have recently been formed or have raised additional capital, and may continue to be formed and raise additional capital in the future, and these companies may have objectives that overlap with ours, which may create competition for assets we wish to acquire. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets to acquire and establish more relationships than us. Furthermore, competition for assets in our targeted asset classes may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

We are highly dependent on information systems and system failures could significantly disrupt our business, which may, in turn, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including RMBS trading activities, which could materially adversely affect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Lack of diversification in the number of assets we acquire would increase our dependence on relatively few individual assets.

Our management objectives and policies do not place a limit on the size of the amount of capital used to support, or the exposure to (by any other measure), any individual asset or any group of assets with similar characteristics or risks. As a result, our portfolio may be concentrated in a small number of assets or may be otherwise undiversified, increasing the risk of loss and the magnitude of potential losses to us and our shareholders if one or more of these assets perform poorly.

For example, our portfolio of mortgage-related assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our assets within a short time period, which may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The lack of liquidity in our assets may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Many of our assets are structured as private placements. As such, they may be subject to legal and other restrictions on resale, transfer, pledge or other disposition or will otherwise be less liquid than publicly-traded securities. Other assets of ours, while publicly issued, have limited liquidity on account of their complexity, turbulent market conditions or other factors. Illiquid assets typically experience greater price volatility, because a ready market does not exist, and they can be more difficult to value. The illiquidity of our assets may make it difficult for us to sell such assets if the need arises or to vary our portfolio in response to changes in economic and other conditions. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. We may also face other restrictions on our ability to liquidate any assets for which we or our Manager has or could be attributed with material non-public information. If we are unable to sell our assets at favorable prices or at all, it could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may acquire assets with which you may not agree or for purposes that are different in range or focus than those contemplated in our IPO prospectus.

We will have significant flexibility regarding the manner in which we deploy our capital and we may acquire assets with which you may not agree or for purposes that are different in range or focus than those contemplated in our IPO prospectus or those in which we have historically invested. The failure of our Manager to invest our capital effectively could result in unfavorable returns, and could cause a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

In addition, prior to the time we have fully deployed the net proceeds of our initial public offering, we may fund distributions to our shareholders out of such net proceeds, which would reduce the amount of cash we have available for acquiring assets and other purposes. The use of our net proceeds for such distributions could be dilutive to our financial results and may constitute a return of capital to our investors, which would have the effect of reducing each shareholder’s basis in its common shares.

We could be subject to liability for potential violations of predatory lending laws, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, the presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may materially adversely affect the value of the relevant mortgage-related assets held by us.

Risks Related to our Relationship with our Manager and Ellington

We are dependent on our Manager and certain key personnel of Ellington that are provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

We do not have any employees of our own. Our officers are employees of Ellington or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of Ellington, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.

The base management fee payable to our Manager is payable regardless of the performance of our portfolio, which may reduce its incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

We pay our Manager substantial base management fees based on our equity capital (as defined in the management agreement) regardless of the performance of our portfolio. The base management fee takes into account the net issuance proceeds of both common and preferred share offerings. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and materially adversely affect our business, financial condition and results of operations.

Our Manager’s incentive fee may induce our Manager to acquire certain assets, including speculative or high risk assets, or to acquire assets with increased leverage, which could increase the risk to our portfolio.

In addition to its base management fee, our Manager is entitled to receive an incentive fee based, in part, upon our achievement of targeted levels of net income. In evaluating asset acquisition and other management strategies, the opportunity to earn an incentive fee based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining liquidity and/or management of credit risk or market risk, in order to achieve a higher incentive fee. Assets with higher yield potential are generally riskier or more speculative. This could result in increased risk to our portfolio.

Our board of directors has approved very broad investment guidelines for our Manager, but will not approve each decision made by our Manager, to acquire, dispose of, or otherwise manage an asset.

Our Manager is authorized to follow very broad guidelines in pursuing our strategy. Our board of directors periodically reviews our guidelines and our portfolio and asset-management decisions; however, it does not review all of our proposed acquisitions. In addition, in conducting periodic reviews, our board of directors relies primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets. Poor decisions could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

We compete with Ellington’s other accounts for access to Ellington.

Ellington has sponsored and/or currently manages accounts with a focus that overlaps with our investment focus, and expects to continue to do so in the future. Ellington is not restricted in any way from sponsoring or accepting capital from new accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, our asset classes or strategies. Therefore, we compete for access to the benefits that our relationship with our Manager and Ellington provides us. For the same reasons, the personnel of Ellington and our Manager may be unable to dedicate a substantial portion of their time managing our assets.

We and other Ellington accounts may compete for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

Ellington may, from time to time, simultaneously seek to purchase the same or similar assets for us (through our Manager) that it is seeking to purchase for other Ellington accounts, and has no duty to allocate such opportunities in a manner that preferentially favors us. Ellington makes available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation procedures and policies, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities.

Since many of our targeted assets are typically available only in specified quantities and since many of our targeted assets are also targeted assets for other Ellington accounts, Ellington often is not able to buy as much of any given assets as required to satisfy their needs. In these cases, Ellington’s investment allocation procedures and policies typically allocate such assets to multiple accounts in proportion to their needs. As a result, accounts in start-up mode are given priority which could work to our disadvantage, particularly because there are no limitations surrounding Ellington’s ability to create new accounts. The policies permit departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account, which may also serve to preclude our ability to acquire certain assets.

There are conflicts of interest in our relationships with our Manager and Ellington, which could result in decisions that are not in the best interests of our shareholders.

We are subject to conflicts of interest arising out of our relationship with Ellington and our Manager. Two of Ellington’s employees are our directors and all of our executive officers—even those expected to dedicate all or substantially all of their time to us—are or will be employees of Ellington or one or more of its affiliates. As a result, our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, Ellington or our Manager.

We may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset.

Acquisitions made for entities with similar objectives may be different from those made on our behalf. Ellington may have economic interests in or other relationships with others in whose obligations or securities we may acquire. In particular, such persons may make and/or hold an investment in securities that we acquire that may be pari passu, senior or junior in ranking to our interest in the securities or in which partners, security holders, officers, directors, agents or employees of such persons serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in securities laws restrictions on transactions in such securities and otherwise create conflicts of interest. In such instances, Ellington may, in its sole discretion, make recommendations and decisions regarding such securities for other entities that may be the same as or different from those made with respect to such securities and may take actions (or omit to take actions) in the context of these other economic interests or relationships the consequences of which may be adverse to our interests.

The officers of our Manager and its affiliates devote as much time to us as our Manager deems appropriate, however, these officers may have conflicts in allocating their time and services among us and Ellington and its affiliates’ accounts. During turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager and Ellington employees, other entities for which Ellington serves as a manager, or its accounts will likewise require greater focus and attention, placing our Manager and Ellington’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Ellington did not act as a manager for other entities.

We, directly or through Ellington, may obtain confidential information about the companies or securities in which we have invested or may invest. If we do possess confidential information about such companies or securities, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to the securities of such companies. Our Manager’s and Ellington’s management of other accounts could create a conflict of interest to the extent our Manager or Ellington is aware of material non-public information concerning potential investment decisions. We have implemented compliance procedures and practices designed to ensure that investment decisions are not made while in possession of material non-public information. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations. These limitations imposed by access to confidential information could therefore materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The Manager Group currently owns approximately 28.0% of our outstanding common shares and LTIP units as of the date of this prospectus. In evaluating opportunities for us and other management strategies, this may lead our Manager to emphasize certain asset acquisition, disposition or management objectives over others, such as balancing risk or capital preservation objectives against return objectives. This could increase the risks, or decrease the returns, of your investment.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of Ellington and its affiliates by virtue of the fact that our Manager is controlled by Ellington.

Termination of our management agreement without cause is subject to several conditions which may make such a termination difficult and costly. The management agreement, which was amended and restated effective July 1, 2009, has a current term that expires on December 31, 2011, and will be automatically renewed for successive one-year terms thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. The management agreement provides that it may be terminated by us based on performance upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of our outstanding common shares, based either upon unsatisfactory performance by our Manager that is materially detrimental to us or upon a determination by the board of directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement as discussed above or elect not to renew the management agreement, we will be required to pay our Manager a termination fee equal to the amount of three times the sum of the average annual base management fee and the average annual incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions will increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Our Manager’s failure to identify and acquire assets that meet our asset criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our asset criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms and general market conditions. We have not yet identified any specific assets for our portfolio from the proceeds to be raised herewith. Additionally, our assets are selected by our Manager, and our shareholders will not have input into such decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common shares. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our shareholders.

If our Manager ceases to be our Manager pursuant to the management agreement, our reverse repo and our derivative counterparties may cease doing business with us.

If our Manager ceases to be our Manager, it could constitute an event of default or early termination event under many of our reverse repo or derivative transaction agreements, upon which our counterparties would have the right to terminate their agreements with us. If our Manager ceases to be our Manager for any reason, including upon the non-renewal of our management agreement which has a current term that expires on December 31, 2011, and we are unable to obtain financing or enter into or maintain derivative transactions, our business, financial condition and results of operations and our ability to make distributions to our shareholders may be materially adversely affected.

We do not own the Ellington brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Ellington.

Ellington has licensed the “Ellington” brand, trademark and logo to us for so long as our Manager or another affiliate of Ellington continues to act as our Manager. We do not own the brand, trademark or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. We will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others. Furthermore, in the event our Manager or another affiliate of Ellington ceases to act as our Manager, or in the event Ellington terminates the license we will be required to change our name and trademark. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. Finally, the license is a domestic license in the United States only and does not give us any right to use the “Ellington” brand, trademark and logo overseas even though we expect to use the brand, trademark and logo overseas. Our use of the “Ellington” brand, trademark and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

Risks Related To Our Common Shares

The market for our common shares may be limited, which may adversely affect the price at which our common shares trade and make it difficult to sell our common shares.

While our common shares are listed on the New York Stock Exchange, such listing does not provide any assurance as to:

•	whether the market price of our shares will reflect our actual financial performance;

•	the liquidity of our common shares;

•	the ability of any holder to sell common shares; or

•	the prices that may be obtained for our common shares.

The market price and trading volume of our common shares may be volatile.

The stock market has experienced extreme price and volume fluctuations during the past two years that have affected the market price and trading volume of many companies in industries similar to ours. As a result, the market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•

changes in our earnings estimates, failure to meet earnings or operating results expectations of public market analysts and investors, or publication of research reports about us or the real estate specialty finance industry;

•	increases in market interest rates that lead purchasers of our common shares to demand a higher yield;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in government polices or changes in timing of implementation of government policies, including with respect to TALF, PPIP, Fannie Mae, Freddie Mac and Ginnie Mae;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common shares upon our liquidation, and future offerings of equity securities, which would dilute our existing shareholders and may be senior to our common shares for the purposes of dividend and liquidating distributions, may adversely affect the market value of common shares.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred shares. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution of owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common shares. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market value of our common shares, or both. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares bear the risk of our future offerings reducing the market value of our common shares and diluting their share holdings in us.

Future sales of our common shares could have an adverse effect on our share price.

We cannot predict the effect, if any, of future sales of our common shares, or the availability of our common shares for future sales, on the market value of our common shares. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market values for our common shares.

We currently have 16,497,092 common shares outstanding. Our directors and executive officers and the Manager Group have entered into lock-up agreements covering 3,481,670 of our common shares and LTIP units outstanding, but these lock-up agreements expire on April 5, 2011. These lock-up agreements also cover any shares acquired by our directors and executive officers and the Manager Group during the lock-up period. In addition, certain of our unaffiliated shareholders have entered into lock-up agreements covering 5,386,100 of our common shares, but these lock-up agreements expire on December 7, 2010. As these lock-up agreements expire, additional common shares will become available for sale into the market, which could reduce the market value for our common shares. Furthermore, Deutsche Bank Securities Inc., as representative of the underwriters of our initial public offering, may, at any time and without notice, release all or any portion of the common shares subject to the foregoing lock-up agreements.

Our shareholders may not receive dividends or dividends may not grow over time.

We have not established a minimum dividend payment level and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors described herein. All dividends will be declared at the discretion of our board of directors and will depend on our earnings, our financial condition and other factors as our board of directors may deem relevant from time to time. Our board is under no obligation or requirement to declare a dividend. Among the factors that could materially adversely affect our business, financial condition and results of operations and our ability to pay dividends to our shareholders are:

•	the ultimate profitability of our assets;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our portfolio or decreases in the value of our portfolio; and

•	increases in actual or estimated operating expenses.

A change in any one of these factors could affect our ability to pay dividends to our shareholders. We cannot assure you that we will achieve results that will allow us to pay a specified level of dividends or year-to-year increases in dividends.

Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our common shares is our dividend rate or earnings as a percentage of our common share price, as compared to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend or earnings rate or seek higher-yielding alternative debt or equity investments. As a result, interest rate fluctuations and other capital market conditions can affect the market value of our common shares independent of the effects such conditions may have on our portfolio. For instance, if interest rates rise, it is likely that the market price of our common shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our common shares involves a high degree of risk.

The assets we purchase in accordance with our objectives may result in a higher amount of risk than other alternative asset acquisition options. The assets we acquire may be highly speculative and aggressive and may be subject to a variety of risks, including credit risk, prepayment risk, interest rate risk and market value risks. As a result, an investment in our common shares may not be suitable for someone with lower risk tolerance.

Risks Related To Our Organization And Structure

Our operating agreement and management agreement contain provisions that may inhibit potential acquisition bids that shareholders may consider favorable, and the market price of our common shares may be lower as a result.

Our operating agreement contains provisions that have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

•	allowing only our board of directors to fill newly created directorships;

•	requiring advance notice for our shareholders to nominate candidates for election to our board of directors or to propose business to be considered by our shareholders at a meeting of shareholders;

•	our ability to issue additional securities, including, but not limited to, preferred shares, without approval by shareholders;

•	the ability of our board of directors to amend the operating agreement without the approval of our shareholders except under certain specified circumstances; and

•	limitations on the ability of shareholders to call special meetings of shareholders or to act by written consent.

Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to our Manager in the event of a termination.

Our operating agreement, subject to certain exceptions, contains restrictions on the amount of our shares that a person may own and may prohibit certain entities from owning our shares. Our operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the aggregate value or number (whichever is more restrictive) of our outstanding shares.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of our common shares which are transferred to the trust (as described below), will be required to give written notice immediately to us, or in the case of proposed or attempted transactions will be required to give at least 15 days written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer, including, without limitation, the effect on the qualification of any of our potential REIT subsidiaries as a REIT.

Our board of directors, in its sole discretion, may exempt any person from the foregoing restrictions. Any person seeking such an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate. Our board of directors may also condition any such exemption on the receipt of a ruling from the IRS or an opinion of counsel as it deems appropriate. Our board of directors has granted an exemption from this limitation to Ellington, certain affiliated entities of Ellington and certain non-affiliates, subject to certain conditions.

Our rights and the rights of our shareholders to take action against our directors and officers or against our Manager or Ellington are limited, which could limit your recourse in the event actions are taken that are not in your best interests.

Our operating agreement limits the liability of our directors and officers to us and our shareholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer established by a final judgment and that is material to the cause of action adjudicated.

We have entered into indemnification agreements with our directors and officers that obligate us to indemnify them to the maximum extent permitted by Delaware law. In addition, our operating agreement authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Delaware law. Our operating agreement requires us to indemnify each present or former director or officer, to the maximum extent permitted by Delaware law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Description of Shares—Operating Agreement—Limitations on Liability and Indemnification of Our Directors and Officers” in our IPO prospectus.

Our management agreement with our Manager requires us to indemnify our Manager and its affiliates against any and all claims and demands arising out of claims by third parties caused by acts or omissions of our Manager and its affiliates not constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under the management agreement.

Due to the liability limitations contained in our operating agreements and our indemnification arrangements with our directors and officers and our Manager, our and our shareholders’ rights to take action against our directors and officers and our Manager are limited, which could limit your recourse in the event actions are taken that are not in your best interests.

Maintenance of our exclusion from registration under the Investment Company Act imposes significant limitations on our operations.

We intend to conduct our operations through various wholly-owned or majority-owned subsidiaries in a manner such that neither we nor those subsidiaries are subject to regulation under the Investment Company Act. The securities issued by our subsidiaries that are excluded from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with other investment securities we may own, cannot exceed a combined value of 40% of the value of all our assets (excluding U.S. Government securities and cash) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage and the assets we may hold. Our wholly-owned subsidiary, EF Mortgage LLC, relies on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of the entity’s assets consist of qualifying real estate assets and at least 80% of the entity’s assets consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets we can own and the timing of sales and purchases of our assets.

To classify the assets held by EF Mortgage LLC as qualifying real estate assets or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of EF Mortgage LLC regularly, there can be no assurance that EF Mortgage LLC will be able to maintain this exemption from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

If we were required to register as an investment company under the Investment Company Act, we would be subject to the restrictions imposed by the Investment Company Act, which would require us to make material changes to our strategy.

If we are deemed to be an investment company under the Investment Company Act, we would be required to materially restructure our activities or to register as an investment company under the Investment Company Act, which would have a material adverse effect on our business, financial conditions and results of operations. In connection with any such restructuring, we may be required to sell portfolio assets at a time we otherwise might not choose to do so, and we may incur losses in connection with such sales. Further, our Manager may unilaterally terminate the management agreement if we become regulated as an investment company under the Investment Company Act. Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company.

Federal Income Tax Risks

If we fail to satisfy the “qualifying income exception” under the tax rules for publicly traded partnerships, all of our income will be subject to an entity-level tax.

We have operated, and intend to continue to operate, so that we qualify as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. In general, if a partnership is “publicly traded” (as defined in the Internal Revenue Code of 1986, as amended, or the Code), it will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as at least 90% of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and it would not be included in the definition of a regulated investment company, or RIC, under Section 851(a) of the Code if it were a domestic corporation (which generally applies to entities required to register under the Investment Company Act). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the “conduct of a financial or insurance business” nor based, directly or indirectly, upon “income or profits” of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

If we fail to satisfy the “qualifying income exception” described above, we would be treated as a corporation for U.S. federal income tax purposes. In that event, items of income, gain, loss, deduction and credit would not pass through to holders of our common shares and such holders would be treated for U.S. federal (and certain state and local) income tax purposes as shareholders in a corporation. We would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our common shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. Additionally, distributions paid to non-U.S. holders of our common shares would be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty). Thus, if we were treated as a corporation, such treatment would result in a material reduction in cash flow and after-tax returns for holders of our common shares and thus would result in a substantial reduction in the value of our common shares.

Holders of our common shares will be subject to U.S. federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions.

We intend to continue to operate so as to qualify, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of our common shares are subject to U.S. federal income taxation and, in some cases, state, local and foreign income taxation, on their allocable share of our items of income, gain, loss, deduction, and credit, regardless of whether or when they receive cash distributions. In addition, certain of our assets may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. Consequently, it is possible that the U.S. federal income tax liability of shareholders with respect to their respective allocable shares of our earnings in a particular taxable year could exceed the cash distributions we make to shareholders with respect to that taxable year, thus requiring out-of-pocket tax payments by shareholders. Furthermore, if we did not make cash distributions with respect to a taxable year, holders of our common shares would still have a tax liability attributable to their allocation of our taxable income for that taxable year. Our present intention is to make quarterly and special distributions to our common shareholders so that approximately 100% of our net income attributable to our common shares each calendar year, beginning with the 2010 calendar year, has been distributed prior to April of the subsequent calendar year, subject to potential adjustments for changes in common shares outstanding and certain other factors.

The ability of holders of our common shares to deduct certain expenses incurred by us may be limited.

We believe that the expenses incurred by us, including base management fees and incentive fees paid to our Manager, will generally not be treated as “miscellaneous itemized deductions” and will be deductible as ordinary trade or business expenses. In general, “miscellaneous itemized deductions” may be deducted by a holder of our common shares that is an individual, estate or trust only to the extent that such deductions exceed, in the aggregate, 2% of such holder’s adjusted gross income. In addition, “miscellaneous itemized deductions” are also not deductible in determining the alternative minimum tax liability of a holder. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. Although we believe that our expenses will not be treated as “miscellaneous itemized deductions,” there can be no assurance that the IRS will not successfully challenge that treatment. In that event, a holder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year.

Holders of our common shares may recognize a greater taxable gain (or a smaller tax loss) on a disposition of our shares than expected because of the treatment of our debt under the partnership tax accounting rules.

We incur debt for a variety of reasons, including for acquisitions as well as other purposes. Under partnership tax accounting principles (which apply to us), our debt is generally allocable to holders of our common shares, who will realize the benefit of including their allocable share of our debt in the tax basis of their shares. A holder’s tax basis in our common shares will be adjusted for, among other things, distributions of cash and allocations of our losses, if any. At the time a holder of our common shares sells its shares, the holder’s amount realized on the sale will include not only the sales price of the shares but also such holder’s portion of our debt allocable to those shares (which is treated as proceeds from the sale of those shares). Depending on the nature of our activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of our common shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

Tax-exempt holders of our common shares will likely recognize significant amounts of “unrelated business taxable income,” the amount of which may be material.

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Because we have incurred “acquisition indebtedness” with respect to certain securities we hold (either directly or indirectly through subsidiaries that are treated as partnerships or are disregarded for U.S. federal income tax purposes), a proportionate share of a holder’s income from us with respect to such securities will be treated as UBTI. Accordingly, tax-exempt holders of our common shares will likely recognize significant amounts of UBTI. For certain types of tax-exempt entities, the receipt of any UBTI might have adverse consequences. Tax-exempt holders of our common shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our common shares.

There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders of our common shares.

While it is expected that our method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our common shares, there can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. To the extent our income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return for such year reporting their allocable portion, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at graduated U.S. tax rates on any such income. Additionally, we would be required to withhold tax (currently at a rate of 35%) on a non-U.S. holder’s allocable share of any effectively connected income. Non-U.S. holders that are corporations also would be required to pay branch profits tax at a 30% rate (or lower rate provided by applicable treaty). To the extent our income is treated as effectively connected income, it may also be treated as non-qualifying income for purposes of the qualifying income exception.

If the IRS challenges our election to mark our assets to market for U.S. federal income tax purposes, the taxable income allocated to the holders of our common shares would be adjusted (possibly retroactively) and our ability to provide tax information on a timely basis could be negatively affected.

We intend to continue to qualify as a trader in securities and have elected to mark-to-market our positions in securities that we hold as a trader, in accordance with Section 475(f) of the Code. There are limited authorities under Section 475(f) of the Code as to what constitutes a trader for U.S. federal income tax purposes. Under other sections of the Code, the status of a trader in securities depends on all of the facts and circumstances, including the nature of the income derived from the taxpayer’s activities, the frequency, extent and regularity of the taxpayer’s securities transactions, and the taxpayer’s investment intent. Therefore, there can be no assurance that we have qualified or will continue to qualify as a trader in securities eligible for the mark-to-market election. We have not received, and in connection with this offering we will not receive, an opinion from counsel or a ruling from the IRS regarding our qualification as a trader. If our eligibility for, or our application of, the mark-to-market election were successfully challenged by the IRS, in whole or in part, it could, depending on the circumstances, result in retroactive (or prospective) changes in the amount of taxable income recognized by us and allocated to the holders of our common shares. An inability to utilize the mark-to-market election might also have an adverse effect on our ability to provide tax information to you on a timely basis. The IRS could also challenge any conventions that we use in computing, or in allocating among holders of our common shares, any gain or loss resulting from the mark-to-market election. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses” in our IPO prospectus.

In addition, we intend to take the position that our mark-to-market gain or loss, and any gain or loss on the actual disposition of marked-to-market assets, should be treated as ordinary income or loss. However, because the law is unclear as to the treatment of assets that are held for investment, and the determination of which assets are held for investment, the IRS could take the position that the mark-to-market gain or loss attributable to certain assets should be treated as capital gain or loss and not as ordinary gain or loss. In that case, we will not be able to offset our non-cash ordinary income with any resulting capital losses from such assets, which could increase the amount of our non-cash taxable income.

The IRS may challenge our allocations of income, gain, loss, deduction and credit.

Our operating agreement provides for the allocation of income, gain, loss, deduction and credit among the holders of our common shares. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces benefits or increases income allocable to holders of our common shares. See “Material U.S. Federal Income Tax Considerations—Taxation of Holders of Our Common Shares—Allocation of Profits and Losses” in our IPO prospectus.

Complying with certain tax-related requirements may cause us to forego otherwise attractive business opportunities.

To be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the qualifying income exception if it is derived from “the conduct of a financial or insurance business.” This requirement limits our ability to originate loans or acquire loans originated by our Manager and its affiliates. In addition, we intend to operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. In order to comply with these requirements, we (or our subsidiaries) may be required to invest through foreign or domestic corporations or forego attractive business opportunities. Thus, compliance with these requirements may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

The IRS Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by REITs and regular corporations, and holders of our common shares may be required to request an extension of time to file their tax returns.

Holders of our common shares are required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year. We will use reasonable efforts to furnish holders of our common shares with tax information (including IRS Schedule K-1) as promptly as possible, which describes their allocable share of such items for our preceding taxable year. However, we may not be able to provide holders of our common shares with tax information on a timely basis. Because holders of our common shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our common shares will be significantly more complicated than for shareholders in a REIT or a regular corporation. In addition, delivery of this information to holders of our common shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of our common shares.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and the IRS, resulting in changes in and revised interpretations of established concepts. Also, the IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities. The present U.S. federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments we have previously made. We and holders of our common shares could be adversely affected by any such change in, or any new tax law, regulation or interpretation. Our operating agreement permits our board of directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our common shares. These modifications may address, among other things, certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of our common shares. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our common shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our common shares.

Proposed tax legislation, if enacted, could limit our ability to conduct investment management or advisory or other activities in the future.

Proposed tax legislation has been introduced in Congress that is intended to prevent publicly traded partnerships from conducting investment management or advisory activities without the imposition of corporate income tax. One version of this proposed legislation would prevent a publicly traded partnership from qualifying as a partnership for U.S. federal income tax purposes if it conducts such activities either directly or indirectly through any entity in which it owns an interest, no matter how small or insignificant such activities are compared to the partnership’s other activities. Other versions of the legislation would mandate that any income from investment management or advisory activities be treated as non-qualifying income under the 90% qualifying income exception for publicly traded partnerships, which, in turn, would limit the amount of such income that a publicly traded partnership could derive other than through corporate subsidiaries. It is unclear which version of the legislation, if any, ultimately will be enacted. It also is uncertain whether such legislation, if enacted, would apply retroactively to dates specified in the original proposals or prospectively only. We do not currently engage in investment management or advisory activities either directly or indirectly through an entity in which we own an interest. However, if such legislation is enacted, depending on the form it takes, it could limit our ability to engage in investment management and advisory or other activities in the future. Holders should consult their own tax advisors regarding the likelihood that the proposed legislation will be enacted and, if enacted, the form it is likely to take.

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